CUSIP No. 152418109                                          Page 18 of 33 Pages
                                                                      EXHIBIT 15



                                    AGREEMENT


     This Agreement is made by and between Central Bancorp, Inc. ("Central Bancorp"), Nancy D. Neri, Gregory W. Boulos, Paul E. Bulman, John D. Doherty, Joseph R. Doherty, Terence D. Kenney, James F. Linnehan, Marat E. Santini, John
F. Gilgun, Jr., The Joseph R. Doherty Family Limited Partnership, L.P., the Central Cooperative Bank Employee Stock Ownership Plan Trust and Central Cooperative Bank (collectively, the "Central Bancorp Parties"), and PL Capital, LLC, Financial Edge Fund, L.P., Financial-Edge Strategic Fund, L.P., Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC ("PL Capital"), Richard Lashley, John W. Palmer, Richard J. Fates, the Estate of GARRETT GOODBODY (collectively, the "PL Capital Parties") on behalf of themselves and their respective affiliates (the Central Bancorp Parties and the PL Capital Parties together, collectively, the "Parties"). The Parties agree that they have entered into this Agreement in order to avoid the expense and inconvenience of continued litigation captioned Lashley, et al. v. Central Bancorp, Inc., et al., Civ. No. 02-11931-EFH (D. Mass.); Central Bancorp, Inc., et al. v. PL Capital, LLC, et al., Civ. No. 03-10179-EFH (D. Mass.); Seidman, et al. v. Central Bancorp, Inc., et al., CIV. NO. 03-0547-BLS (Mass. Super. Ct.); PL Capital, LLC, et al. v. Central Bancorp, Inc., et al., Civ. No. 03-0554-BLS (Mass. Super. Ct.); Central Bancorp, Inc., et al. v. PL Capital, LLC, et al., Civ. No. 03-2287-BLS (Mass. Super. Ct.); and Central Bancorp, Inc., et al. v. PL Capital, LLC, et al., Civ. No. 03-3585-BLS (Mass. Super. Ct.) (the "Litigation") and without admitting any liability. In consideration of the covenants, promises and undertakings set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

     1. Board Expansion and Membership.

     Upon the execution of this Agreement, the board of directors of Central Bancorp will be expanded from its present eight member size to ten members, and Richard Lashley will be elected director of Central Bancorp to serve the remaining term of Terence D. Kenney who is retiring as a director. Mr. Lashley will, therefore, be added to the Company's slate of directors nominated for election to a three-year term to be voted upon at this year's annual meeting dated September 30, 2003, or any adjournment or postponement thereof. At all times from and after the date of this Agreement, Central Bancorp's board will also appoint, at its sole discretion, all other persons to fill remaining director positions or vacancies on the ten member Central Bancorp board of directors. Messrs. Lashley and Fates shall receive the normal compensation and benefits paid to directors of Central Bancorp and Central Cooperative Bank while they serve as directors thereof.

     Upon the execution of this Agreement, the board of directors of Central Cooperative Bank will be expanded to ten members, Messrs. Richard Fates and Richard Lashley will be elected as two of those members and the board of Central Bancorp, at its sole discretion, will elect such other persons to fill remaining positions or vacancies on that board as it deems fit.

CUSIP No. 152418109                                          Page 19 of 33 Pages

     2. Standstill.

     The PL Capital Parties each agree that, for so long as Richard Fates and/or Richard Lashley (or, in the event of death, disability or resignation of either of them, a substitute nominee of PL Capital whose substitution shall be subject to the approval of the Central Bancorp Board of Directors, such approval not to be unreasonably withheld) remains a director of Central Bancorp or Central Cooperative Bank or PL Capital beneficially owns 5 percent or more of the outstanding Central Bancorp shares (based on the 1,663,133 shares outstanding at the date of execution of this Agreement), after the date hereof (the "Standstill Period"), they and their affiliates or associates (as defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") will not (and they will not assist or encourage others to), directly or indirectly, in any manner, without prior written approval of the Board of Directors of Central Bancorp:

          (i) acquire, offer to acquire, solicit an offer to sell or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) or any direct or indirect interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for (collectively, an "Acquisition"), any securities of Central Bancorp ("Securities"), provided that PL Capital may sell shares without the prior approval of the Board of Directors of Central Bancorp subject to the Right of First Refusal in Paragraph 8 of this Agreement;

          (ii) make, or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated pursuant to Section 14 of the Exchange Act) or seek to advise or influence in any manner whatsoever any person with respect to the voting of any voting securities of Central Bancorp, except pursuant to Central Bancorp's publication of its proxy statement;

          (iii) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Central Bancorp;

          (iv) acquire, offer to acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (a) any of the assets, tangible and intangible, of Central Bancorp or (b) direct or indirect rights, warrants or options to acquire any assets of Central Bancorp;

          (v) arrange, or in any way participate, directly or indirectly, in any financing (except for margin loan financing for shares presently beneficially owned) for the purchase of any securities or securities convertible or exchangeable into or exercisable for any securities or assets of Central Bancorp;

          (vi) otherwise act, alone or in concert with others (except in their expressing views as directors at meetings of the board of directors or a committee of the board of directors of Central Bancorp or Central Cooperative Bank), to seek to offer to Central

CUSIP No. 152418109                                          Page 20 of 33 Pages

     Bancorp or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with Central Bancorp or otherwise seek, alone or in concert with others to control or change the management, board of directors or policies of Central Bancorp or nominate any person as a director of Central Bancorp who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of Central Bancorp; or

          (vii) announce an intention to do, or enter into any arrangement or understanding with others to do, any of the actions restricted or prohibited under clauses (i) through (vi) of this Paragraph 2, or publicly announce or disclose any request to be excused from any of the foregoing obligations of this Paragraph 2; and

At the September 30, 2003 Central Bancorp annual meeting, PL Capital agrees to vote the 154,268 shares it presently beneficially owns in favor of the nominees for election or reelection as director of Central Bancorp selected by the board of directors of Central Bancorp and otherwise to support such director candidates, and to vote against the election of any candidates not so nominated by the board of directors of Central Bancorp. Thereafter, during the Standstill Period, the PL Capital Parties agree to vote all shares they or any of them beneficially own of Central Bancorp in favor of the nominees for election or re-election as director of Central Bancorp selected by the board of directors of Central Bancorp and agree otherwise to support such director candidates, and agree to vote against the election of any candidates not so nominated by the board of directors of Central Bancorp.

     3. Re-nomination.

     The board of directors of Central Bancorp agrees to renominate each of Richard Fates and Richard Lashley (or, in the event of death, disability or resignation of either of them, a substitute nominee of PL Capital whose substitution shall be subject to the approval of the Central Bancorp Board of Directors, such approval not to be unreasonably withheld) as a director of Central Bancorp and to re-elect each of them as a director of Central Cooperative Bank so long as (i) he does not seasonably give Notice (as defined herein) that he does not seek such renomination or reelection at the time of such occurrence and (ii) PL Capital beneficially owns 5 percent or more of Central Bancorp's outstanding shares.

     4. Feldman Financial Advisors.

     With respect to Trent R. Feldman and Feldman Financial Advisors, Inc., the PL Capital Parties agree that Central Bancorp's board of directors, or a committee thereof, may from time to time engage Feldman Financial Advisors, Inc. and/or Trent R. Feldman as financial advisor without objection of any of the PL Capital Parties, and Messrs. Fates and Lashley may express their views thereon as directors at meetings of the board of directors or a committee of the board of directors of Central Bancorp or Central Cooperative Bank.

     5. ESOP.

     The Central Cooperative Bank Employee Stock Ownership Plan ("ESOP") may use its present $1,941,797.40 loan authorization from Central Bancorp to acquire shares from

CUSIP No. 152418109                                          Page 21 of 33 Pages

any of the PL Capital Parties pursuant to the Right of First Refusal granted by Paragraph 8 of this Agreement or to acquire shares sold by former employees or retirees of Central Bancorp or Central Cooperative Bank to maintain the ESOP's present level of ownership as a percentage of the outstanding Central Bancorp shares (in addition to participants' reinvestment of dividends). Other than the ESOP purchasing PL Capital shares or purchasing shares sold by former employees or retirees (and participants' reinvestment of dividends), during the next two years, the ESOP will not acquire additional Central Bancorp shares, unless the PL Capital Parties' beneficial ownership of Central Bancorp shares becomes less than 5 percent of the outstanding Central Bancorp shares (based on the 1,663,133 shares outstanding at the date of execution of this Agreement).

     6. Non-Disparagement.

     During the Standstill Period, the PL Capital Parties agree not to disparage any of the Central Bancorp Parties or any officers, directors (including director nominees) or employees of Central Bancorp or Central Cooperative Bank in any public forum, and the Central Bancorp Parties agree not to disparage any of the PL Capital Parties or any officers or employees of PL Capital in any public forum.

     7. PL Capital Nominees.

     Provided the respective boards of directors are expanded to ten members each and Richard Lashley is appointed to the boards of directors of Central Bancorp and he and Richard Fates are appointed to the board of directors of Central Cooperative Bank and renominated as provided in this Agreement, pursuant to this Agreement, the PL Capital Parties agree not to nominate any other candidate for director of either entity at any time (except, in the event of death, disability or resignation of either of them, a substitute nominee of PL Capital whose substitution shall be subject to the approval of the Central Bancorp Board of Directors, such approval not to be unreasonably withheld).

     8. Right of First Refusal.

     The PL Capital Parties, and each of them, hereby grant an irrevocable Right of First Refusal to Central Bancorp to purchase at the then prevailing market price on the date of exercise, any or all shares of Central Bancorp stock beneficially owned by any of the PL Capital Parties. Such Right of First Refusal shall be exercised in the following manner: the PL Capital Party intending to sell any such shares shall provide Notice (as defined herein) to Central Bancorp of intent to sell together with the quantity of shares to be sold. Central Bancorp shall have two business days to give Notice (as defined herein) to such PL Capital Party of its intent to exercise its Right of First Refusal to acquire such shares. If Central Bancorp gives timely Notice of its intent to exercise such Right of First Refusal with respect to such shares, then it shall have five business days to tender the Exercise Price as defined herein) for such shares to the selling PL Capital Party, and that PL Capital Party shall then convey title to such shares to Central Bancorp or its designee. The Exercise Price shall be the volume-weighted average price as derived from Bloomberg for the five trading days prior to the date on which such PL Capital Party gave Notice. Failure of Central Bancorp to give timely Notice to such selling PL Capital Party will excuse PL Capital from any obligation with respect to those shares so long as that

CUSIP No. 152418109                                          Page 22 of 33 Pages

PL Capital Party sells such shares within 30 days of the date on which that PL Capital Party gave its Notice of its intent to sell shares, but will not affect Central Bancorp's Right of First Refusal with respect to any other shares beneficially owned by that or any other PL Capital Party which were not the subject of the PL Capital Party's Notice of its intent to sell shares.

     9. Release of the Central Bancorp Parties.

     Except for the rights and obligations expressly created or reserved by this Agreement, each of the PL Capital Parties hereby releases, acquits and forever discharges each of the Central Bancorp Parties from any and all causes of action, claims, damages, costs and/or attorneys' fees from the beginning of time to the present, known or unknown, that any of the PL Capital Parties ever had, now has or hereafter may acquire against any of the Central Bancorp Parties that were asserted or could have been asserted in the Litigation.

     10. Release of the PL Capital Parties.

     Except for the rights and obligations expressly created or reserved by this Agreement, each of the Central Bancorp Parties hereby releases, acquits and forever discharges each of the PL Capital Parties from any and all causes of action, claims, damages, costs and/or attorneys' fees from the beginning of time to the present, known or unknown, that any of the Central Bancorp Parties ever had, now has or hereafter may acquire against any of the PL Capital Parties that were asserted or could have been asserted in the Litigation.

     11. Notice of Dismissal.

     Immediately upon delivery of the executed Agreement, counsel for the Central Bancorp Parties shall execute a Notice of Voluntary Dismissal With Prejudice, without costs or attorneys' fees, in the form attached as Exhibit A hereto (the "Notice of Dismissal"), and file such Notice of Dismissal in the Massachusetts Superior Court in and for Suffolk County in Civil Action No. 03-3585-BLS. Counsel for the Parties shall execute a Stipulation of Dismissal of Claims With Prejudice, without costs or attorneys' fees, in the form attached as Exhibit B hereto (the "Stipulation of Dismissal"), and file such Stipulation of Dismissal in the United States District Court for the District of Massachusetts in Civil Action No. 03-10179-EFH. Counsel for the Parties shall execute a Stipulation of Waiver of Appeal in the form attached as Exhibit C hereto (the "Stipulation of Waiver of Appeal"), and file such Stipulation of Waiver of Appeal in the Massachusetts Superior Court in and for Suffolk County in Civil Action Nos. 03-0547-BLS, 03-0554-BLS and 03-2287-BLS. Central Bancorp will fax and mail to counsel for PL Capital, Phillip M. Goldberg, file-stamped copies of the Notice of Dismissal, Stipulation of Dismissal and Stipulation of Waiver of Appeal upon filing.

     12. Bylaw and Rights Plan.

     Effective upon the execution of this Agreement, the board of directors of Central Bancorp shall rescind the amendment to the Central Bancorp By-laws adopted July 24, 2003 and shall exempt the PL Capital Parties from Amendment No. 3 to the Central Bancorp Shareholder Rights Agreement adopted July 24, 2003.

CUSIP No. 152418109                                          Page 23 of 33 Pages

     13. Other Consideration.

     In consideration of the Standstill, the Right of First Refusal and other promises and undertakings herein by PL Capital, Central Bancorp shall pay to PL Capital $400,000 in immediately available funds upon the execution of this Agreement.

     14. Authority.

     Each of the Parties which is a corporation or other legal entity and each individual Party executing this Agreement on behalf of a corporation or other legal entity, represents and warrants that: (a) such corporation or other legal entity is duly organized, validly authorized and in good standing, and possesses full power and authority to enter into and perform the terms of this Agreement;
(b) the execution and delivery, and performance of the terms of this Agreement have been duly and validly authorized by all requisite acts and consents of the company or other legal entity and do not contravene the terms of any other obligation to which the corporation or other legal entity is subject; and (c) this Agreement constitutes a legal, binding and valid obligation of each such entity, enforceable in accordance with its terms.

     15. Amendment in Writing.

     This Agreement and each of its terms may only be amended, waived, supplemented or modified in a writing signed by the signatories hereto or their respective clients.

     16. Governing Law/Venue/Jurisdiction.

     This Agreement, and the rights and liabilities of the Parties hereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of law provisions. The venue and jurisdiction for adjudication of any and all disputes between the Parties to this Agreement shall be in the Business Litigation Session of the Massachusetts Superior Court in and for Suffolk County, or in the ordinary session of that Court if the Business Litigation Session is discontinued.

     17. Counterparts.

     This Agreement may be executed in counterparts, each of which shall be considered to be an original or true copy of this Agreement. Faxed signatures shall be presumed valid.

     18. Nonwaiver.

     The failure of any one of the Parties to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive the Parties of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

CUSIP No. 152418109                                          Page 24 of 33 Pages

     19. Non-Assignment.

     The Parties represent and warrant that they are the sole owners of the claims released by Paragraphs 9 and 10 hereof, respectively, that they are relinquishing such claims by executing this Agreement, and that no other person or entity has any interest in those claims.

     20. Documents Exchanged in Connection With the Litigation.

     Copies of documents exchanged in the Litigation which were generated by one party but which are in the possession of another party may be retained but used only in relation to Central Bancorp and not for any other subject matter.

     21. Disclosure of this Agreement.

     The parties contemplate that PL Capital will file a Schedule 13D amendment attaching this Agreement, that Central Bancorp will file a Form 8-K attaching this Agreement and that there will be no other public comments (except as required by applicable SEC regulations) by the Parties regarding this Agreement other than a press release by Central Bancorp stating in substance that the matter was settled, factually summarizing this Agreement and referring to the Form 8-K filing.

     22. Entire Agreement.

     This Agreement constitutes the full, complete and entire understanding, agreement and arrangement of and between the Parties with respect to the subject matter hereof and supersedes any and all prior oral and written understandings, agreements and arrangements between them. There are no other agreements, covenants, promises or arrangements between the Parties other than those set forth in this Agreement (including the attachments hereto).

     23. Notice.

     All notices and other communications which are required or permitted hereunder shall be in writing, and sufficient if by same-day hand delivery (including delivery by courier) or sent by fax, addressed as follows:


    If to the Central Bancorp Parties:  John D. Doherty, President
                                        Central Bancorp, Inc.
                                        399 Highland Avenue
                                        Somerville, Massachusetts  02144
                                        Fax:  (617) 629-4247

                       With a copy to:  Thomas J. Dougherty
                                        Skadden, Arps, Slate, Meagher & Flom LLP
                                        One Beacon Street
                                        Boston, Massachusetts  02108
                                        Fax:  (617) 573-4822

CUSIP No. 152418109                                          Page 25 of 33 Pages


         If to the PL Capital Parties:  John W. Palmer
                                        PL Capital, LLC
                                        20 East Jefferson Avenue
                                        Suite 22
                                        Naperville, Illinois  60540
                                        Fax:  (630) 848-1342

                       With a copy to:  Phillip M. Goldberg
                                        Foley & Lardner
                                        321 North Clark Street
                                        Suite 2100
                                        Chicago, Illinois  60610
                                        Fax:  (312) 832-4700

CUSIP No. 152418109                                          Page 26 of 33 Pages

     IN WITNESS WHEREOF, the Parties hereto have each executed this Agreement on the date set forth below.


DATED:  August __, 2003

For: PL CAPITAL, LLC                       For:  CENTRAL BANCORP, INC.
     FINANCIAL EDGE FUND, L.P.
     FINANCIAL-EDGE STRATEGIC FUND, L.P.
     GOODBODY/PL CAPITAL, L.P.
     GOODBODY/PL CAPITAL, LLC                    ------------------------------
                                           By:   John D. Doherty, President


     ---------------------------------
By:  Richard Lashley, Managing Member      For:  CENTRAL COOPERATIVE BANK



     ---------------------------------           -------------------------------
By:  John W. Palmer, Managing Member       By:   John D. Doherty, President



For: RICHARD LASHLEY                       For:  THE ESTATE OF GARRETT GOODBODY


     ---------------------------------           -------------------------------
     Richard Lashley                       Name: -------------------------------
                                           Title:-------------------------------


For: JOHN W. PALMER                        For:  NANCY D. NERI


     ---------------------------------           -------------------------------
     John W. Palmer                              Nancy D. Neri


For: RICHARD J. FATES                      For:  GREGORY W. BOULOS


     ---------------------------------           -------------------------------
     Richard J. Fates                            Gregory W. Boulos

CUSIP No. 152418109                                          Page 27 of 33 Pages

For: PAUL E. BULMAN                        For:  MARAT E. SANTINI


     ---------------------------------           -------------------------------
     Paul E. Bulman                              Marat E. Santini



For: JOHN D. DOHERTY                       For:  JOHN F. GILGUN, JR.


     ---------------------------------           -------------------------------
     John D. Doherty                             John F. Gilgun, Jr.



For: JOSEPH R. DOHERTY                     For:  THE JOSEPH R. DOHERTY FAMILY
                                                  LIMITED PARTNERSHIP, L.P.

     ---------------------------------
     Joseph R. Doherty                           -------------------------------
                                           By:   Joseph R. Doherty, General
                                                 Partner


For: TERENCE D. KENNEY
                                           For:  THE CENTRAL COOPERATIVE BANK
                                                   EMPLOYEE STOCK OWNERSHIP
     ---------------------------------             PLAN TRUST
     Terence D. Kenney

                                                 -------------------------------
                                           By:   Gregory W. Boulos, Trustee
For: JAMES F. LINNEHAN

                                                 -------------------------------
     ---------------------------------     By:   Terence D. Kenney, Trustee
     James F. Linnehan

CUSIP No. 152418109                                          Page 28 of 33 Pages

                                                                       EXHIBIT A
                                                                  (to Agreement)


                          COMMONWEALTH OF MASSACHUSETTS


SUFFOLK, SS.                                                      SUPERIOR COURT
                                                     BUSINESS LITIGATION SESSION



----------------------------------------------------------x
CENTRAL BANCORP, INC., NANCY D. NERI,                     :
GREGORY W. BOULOS, PAUL E. BULMAN
and JAMES F. LINNEHAN,                                    :

                                        Plaintiffs,       :         Civil Action
                                                                 No. 03-3585-BLS
                    v.                                    :     Judge van Gestel

PL CAPITAL, LLC and RICHARD LASHLEY,                      :

                                        Defendants.       :
----------------------------------------------------------x




                  NOTICE OF VOLUNTARY DISMISSAL WITH PREJUDICE
                  --------------------------------------------

     Pursuant to Rule 41(a)(1)(i) of the Massachusetts Rules of Civil Procedure, plaintiffs Central Bancorp, Inc., Nancy D. Neri, Gregory W. Boulos, Paul E. Bulman and James F. Linenehan ("Plaintiffs") hereby give notice that this action is dismissed with prejudice as against defendants PL Capital, LLC and Richard Lashley ("Defendants"), and with Plaintiffs and Defendants to bear their respective costs and attorneys' fees. Plaintiffs state that Defendants have not served an answer or motion for summary judgment in this action.

CUSIP No. 152418109                                          Page 29 of 33 Pages

DATED:   August __, 2003
         Boston, Massachusetts

                                  Respectfully submitted,



                                  ------------------------------------------
                                  Thomas J. Dougherty  (BBO #132300)
                                  Kurt Wm. Hemr  (BBO #638742)
                                  Wystan M. Ackerman  (BBO #651086)
                                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM, LLP
                                  One Beacon Street
                                  Boston, Massachusetts  02108
                                  (617) 573-4800

                                  Counsel for Plaintiffs Central Bancorp, Inc., Nancy D. Neri, Gregory W. Boulos,
                                  Paul E. Bulman and James F. Linnehan



                             Certificate of Service
                             ----------------------


     I, WYSTAN M. ACKERMAN, hereby certify that, on August __, 2003, I caused a true copy of the foregoing Notice of Voluntary Dismissal With Prejudice to be served as indicated on the attached service list.


DATED:  August __, 2003



                                      ------------------------------------------
                                      Wystan M. Ackerman

CUSIP No. 152418109                                          Page 30 of 33 Pages

                                                                       EXHIBIT B
                                                                  (to Agreement)


                          UNITED STATES DISTRICT COURT
                            DISTRICT OF MASSACHUSETTS


-----------------------------------------------------------x
CENTRAL BANCORP, INC., NANCY D. NERI,                      :
GREGORY W. BOULOS, PAUL E. BULMAN,
JOHN D. DOHERTY, JOSEPH R. DOHERTY                         :
and TERENCE D. KENNEY,
                                                           :
                                        Plaintiffs,
                                                           :        Civil Action
                    v.                                          No. 03-10179-EFH
                                                           :
PL CAPITAL, LLC, RICHARD LASHLEY,
LAWRENCE B. SEIDMAN, GARRETT GOODBODY,                     :
RICHARD J. FATES, et al.,
                                                           :
                                        Defendants.
-----------------------------------------------------------x



                     STIPULATION OF DISMISSAL WITH PREJUDICE
                     ---------------------------------------

     Pursuant to Rule 41(a)(1)(ii) of the Federal Rules of Civil Procedure, it is hereby stipulated and agreed by and between plaintiffs Central Bancorp, Inc., Nancy D. Neri, Gregory W. Boulos, Paul E. Bulman, John D. Doherty, Joseph R. Doherty and Terence D. Kenney; defendants PL Capital, LLC, Richard Lashley, Lawrence B. Seidman, Garrett Goodbody, Richard J. Fates, Financial Edge Fund, L.P., Financial-Edge Strategic Fund, L.P., Goodbody/PL Capital, L.P., Goodbody/PL Capital, LLC, John W. Palmer, Seidman and Associates, L.L.C., Seidman Investment Partnership, L.P., Seidman Investment Partnership II, L.P., Federal Holdings L.L.C., Pollack Investment Partnership, L.P., Kerrimatt, L.P., Dennis Pollack and Robert Williamson; and third-party defendants Central Cooperative Bank

CUSIP No. 152418109                                          Page 31 of 33 Pages

Employee Stock Ownership Plan Trust and Joseph R. Doherty
Family Limited Partnership, L.P. that this action and all claims, counterclaims and third-party claims are dismissed with prejudice, with each party to bear their own costs and attorneys' fees.

DATED:        August __, 2003
              Boston, Massachusetts


                                  Respectfully submitted,





----------------------------------------       ------------------------------------
Thomas J. Dougherty  (BBO #132300)             Victor H. Polk, Jr.  (BBO #546009)
James R. Carroll  (BBO #554426)                Ian A. McKenny  (BBO #643799)
Wystan M. Ackerman  (BBO #651086)              BINGHAM MCCUTCHEN LLP
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP       150 Federal Street
One Beacon Street                              Boston, Massachusetts  02110
Boston, Massachusetts  02108                   (617) 951-8000
(617) 573-4800
                                               Counsel for Defendants PL Capital, LLC,
Counsel for Plaintiffs Central Bancorp, Inc.,  Richard Lashley, Garrett Goodbody,
Nancy D. Neri, Gregory W. Boulos and           Richard J. Fates, Financial Edge Fund, L.P.,
Paul E. Bulman and Third-Party Defendant       Financial-Edge Strategic Fund, L.P., Goodbody/PL
Central Cooperative Bank Employee Stock        Capital, L.P.,Goodbody/PL Capital, LLC and
Ownership Plan Trust                           John W. Palmer


----------------------------------------       ------------------------------------
Jeffrey B. Rudman  (BBO #433380)               Allen C.B. Horsley  (BBO #240440)
Andrea J. Robinson  (BBO #556337)              LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
Jonathan A. Shapiro  (BBO #567838)             260 Franklin Street
HALE AND DORR LLP                              Boston, Massachusetts  02110
60 State Street                                (617) 439-9500
Boston, Massachusetts  02108
(617) 526-6000                                 Counsel for Defendants Lawrence B. Seidman,
                                               Seidman and Associates, L.L.C.,
Counsel for Plaintiffs John D. Doherty,        Seidman Investment Partnership, L.P.,
Joseph R. Doherty and Terence D. Kenney        Seidman Investment Partnership II, L.P.,
and Third-Party Defendant Joseph R. Doherty    Federal Holdings L.L.C., Pollack Investment
Family Limited Partnership, L.P.               Partnership, L.P., Kerrimatt, L.P.,
                                               Dennis Pollack and Robert Williamson

CUSIP No. 152418109                                          Page 32 of 33 Pages


                                                                       EXHIBIT C
                                                                  (to Agreement)


                          COMMONWEALTH OF MASSACHUSETTS


SUFFOLK, ss.                                                      SUPERIOR COURT
                                                     BUSINESS LITIGATION SESSION

------------------------------------------------------x
LAWRENCE B. SEIDMAN, et al.,                          :

                                    Plaintiffs,       :
                                                                    Civil Action
                    v.                                :          No. 03-0547-BLS
                                                                Judge van Gestel
CENTRAL BANCORP, INC., et al.,                        :

                                    Defendants.       :
------------------------------------------------------x
PL CAPITAL, LLC, et al.,                              :

                                    Plaintiffs,       :
                                                                    Civil Action
                    v.                                :          No. 03-0547-BLS
                                                                Judge van Gestel
CENTRAL BANCORP, INC., et al.,                        :

                                    Defendants.       :
------------------------------------------------------x
CENTRAL BANCORP, INC., et al.,                        :

                                    Plaintiffs,       :
                                                                    Civil Action
                    v.                                :          No. 03-0547-BLS
                                                                Judge van Gestel
PL CAPITAL, LLC., et al.,                             :

                                    Defendants.       :
------------------------------------------------------x


                         STIPULATION OF WAIVER OF APPEAL
                         -------------------------------

     Pursuant to Rules 3 and 4 of the Massachusetts Rules of Appellate Procedure, it is hereby stipulated and agreed by and between all parties to the above-captioned actions that no

CUSIP No. 152418109                                          Page 33 of 33 Pages

party shall appeal the judgment of this Court entered on July 3, 2003, and that all parties absolutely and irrevocably waive any right to appeal that judgment. All parties shall bear their respective costs and attorneys' fees.

DATED:  August __, 2003
        Boston, Massachusetts


                                  Respectfully submitted,



----------------------------------------       ------------------------------------
Thomas J. Dougherty  (BBO #132300)             Victor H. Polk, Jr.  (BBO #546009)
James R. Carroll  (BBO #554426)                Ian A. McKenny  (BBO #643799)
Wystan M. Ackerman  (BBO #651086)              BINGHAM MCCUTCHEN LLP
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP       150 Federal Street
One Beacon Street                              Boston, Massachusetts  02110
Boston, Massachusetts  02108                   (617) 951-8000
(617) 573-4800
                                               Counsel for PL Capital, LLC, Richard Lashley,
Counsel for Central Bancorp., Inc.,            John W. Palmer, Garrett Goodbody,
Nancy D. Neri, Gregory W. Boulos,              Richard J. Fates, Financial Edge Fund, L.P.,
Paul E. Bulman and John G. Quinn               Financial-Edge Strategic Fund, L.P., Goodbody/PL
                                               Capital, L.P. and Goodbody/PL Capital, LLC


                                               ------------------------------------
----------------------------------------       Allen C.B. Horsley  (BBO #240440)
Jeffrey B. Rudman  (BBO #433380)               LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
Andrea J. Robinson  (BBO #556337)              260 Franklin Street
Jonathan A. Shapiro  (BBO #567838)             Boston, Massachusetts  02110
HALE AND DORR LLP                              (617) 439-9500
60 State Street
Boston, Massachusetts  02108                   Counsel for Lawrence B. Seidman,
(617) 526-6000                                 Seidman and Associates, L.L.C.,
                                               Seidman Investment Partnership, L.P.,
Counsel for John D. Doherty,                   Seidman Investment Partnership II, L.P.,
Joseph R. Doherty and Terence D. Kenney        Federal Holdings L.L.C., Pollack Investment Partnership,
                                               L.P., Kerrimatt, L.P., Dennis Pollack and Robert
                                               Williamson